June 20, 2011

Enova Systems Announces Decision to Maintain AIM Status and Appointment of New Nominated Advisor and Broker

TORRANCE, Calif. — Enova Systems Inc. (“the Company”) (NYSE AMEX: ENA) (AIM: ENV) (AIM: ENVS) ), a leading developer of proprietary hybrid electric and all-electric drive systems and drive system components for the emerging green commercial vehicle market, has determined to maintain the listing of its ordinary shares on the AIM Exchange. Further to the announcement made on April 21, 2011, and in light of discussions with a number of the Company’s shareholders, the board has reviewed its decision to cancel its admission of Ordinary Shares to trading on AIM and has decided to maintain its AIM quotation. The Company believes this decision will best serve the interests of its shareholders, many of whom indicated a desire to continue to support the Company through its quotation on AIM.

Having committed to continue trading its Ordinary Shares on AIM, the Company is pleased to announce the appointment of Daniel Stewart & Company (“Daniel Stewart”) as its Nominated Adviser and Broker with immediate effect. Daniel Stewart is regarded as one of AIM’s leading NOMADs with offices in London and New York. Additionally, Daniel Stewart will provide analyst coverage for Enova.

Enova Chief Financial Officer John Micek said “The addition of Daniel Stewart and Company assists our initiative to provide Enova’s shareholders with desired analyst coverage, as well as maintain a strong presence with our AIM shareholders.”

The Company also has determined that, given its decision to continue trading on AIM, it is in the Company’s best interest to move its annual shareholder meeting previously scheduled for June 21, 2011 to the normal meeting time later in the year.

About Enova:
Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
Tel: 310-527-2800

Contact: John Micek, CFO/Investor Relations

About Daniel Stewart:

Daniel Stewart & Co is an investment bank offering both corporate advisory and institutional stockbroking services and focusing on small and mid-size companies.

The full range of services includes corporate finance, corporate broking, research, sales & trading, debt advisory and investor relations. Daniel Stewart is both a nominated adviser to AIM and a regulated broker to both the Official List and AIM.

Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,“project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2010.

For further information please contact:

Enova Systems, Inc. Mike Staran, President and Chief Executive Officer John Micek, Chief Financial Officer	Tel: +1 310 527 2800
Daniel Stewart & Company	Tel: +44 (0) 207 776 6550

Oliver Rigby